UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM S-8

REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

______________________

PARAMOUNT GLOBAL

(Exact name of registrant as specified in its charter)

Delaware	04-2949533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1515 Broadway, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

______________________

Paramount Global Excess 401(k) Plan (fka ViacomCBS Excess 401(k) Plan)

Paramount Global Excess 401(k) Plan for Designated Senior Executives (fka ViacomCBS Excess 401(k) Plan for Designated Senior Executives)

Paramount Global Bonus Deferral Plan (fka ViacomCBS Bonus Deferral Plan)

Paramount Global Bonus Deferral Plan for Designated Senior Executives (fka ViacomCBS Bonus Deferral Plan for Designated Senior Executives)

(Full title of the plan)

______________________

Christa A. D’Alimonte

Executive Vice President, General Counsel and Secretary

Paramount Global

1515 Broadway

New York, New York 10036

(212) 258-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark whether the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement has been filed for the purpose of registering an additional $150,000,000 of unsecured obligations of the Company to pay deferred compensation in the future (“Deferred Compensation Obligations”) in accordance with the terms of the Paramount Global Excess 401(k) Plan (fka ViacomCBS Excess 401(k) Plan), Paramount Global Excess 401(k) Plan for Designated Senior Executives (fka ViacomCBS Excess 401(k) Plan for Designated Senior Executives), Paramount Global Bonus Deferral Plan (fka ViacomCBS Bonus Deferral Plan) and Paramount Global Bonus Deferral Plan for Designated Senior Executives (fka ViacomCBS Bonus Deferral Plan for Designated Senior Executives) (collectively, the “Plans”), which are in addition to the $100,000,000 in Deferred Compensation Obligations registered on each of the registrant’s Registration Statements on Form S-8 filed with the Commission on December 21, 2001 and December 11, 2006 (Reg. No. 333-75752 and Reg. No. 333-139248, respectively) and the $200,000,000 in Deferred Compensation Obligations registered on the registrant’s Registration Statement on Form S-8 filed with the Commission on December 5, 2013 (Reg. No. 333-192673) (the “2013 Statement”). Pursuant to General Instruction E to Form S-8, the contents of the 2013 Statement are incorporated by reference herein and made a part of this Registration Statement, except as superseded by corresponding exhibits as presented below in Part II, Item 8. Exhibits.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

3.1	Amended and Restated Certificate of Incorporation of Paramount Global, effective as of February 16, 2022 (incorporated by reference to Exhibit 3.1 to Paramount Global’s Current Report on Form 8-K filed on February 18, 2022)
3.2	Amended and Restated Bylaws of Paramount Global, effective as of February 16, 2022 (incorporated by reference to Exhibit 3.2 to Paramount Global’s Current Report on Form 8-K filed on February 18, 2022)
4.1	Paramount Global Excess 401(k) Plan (fka ViacomCBS Excess 401(k) Plan)*
4.2	Amendment No. 1 to the Paramount Global Excess 401(k) Plan (fka ViacomCBS Excess 401(k) Plan)*
4.3	Paramount Global Excess 401(k) Plan for Designated Senior Executives (fka ViacomCBS Excess 401(k) Plan for Designated Senior Executives) - Part A (as amended and restated as of October 1, 2021) (incorporated by reference to Exhibit 10(b) to the Quarterly Report on Form 10-Q of ViacomCBS Inc. for the quarter ended September 30, 2021) (File No. 001-09553)
4.4	Paramount Global Excess 401(k) Plan for Designated Senior Executives (fka ViacomCBS Excess 401(k) Plan for Designated Senior Executives) - Part B (as amended and restated as of October 1, 2021) (incorporated by reference to Exhibit 10(c) to the Quarterly Report on Form 10-Q of ViacomCBS Inc. for the quarter ended September 30, 2021) (File No. 001-09553)
4.5	Amendment No. 1 to the Paramount Global Excess 401(k) Plan for Designated Senior Executives (fka ViacomCBS Excess 401(k) Plan for Designated Senior Executives) (as amended and restated as of October 1, 2021)*
4.6	Paramount Global Bonus Deferral Plan (fka ViacomCBS Bonus Deferral Plan)*
4.7	Amendment No. 1 to the Paramount Global Bonus Deferral Plan (fka ViacomCBS Bonus Deferral Plan)*
4.8	Paramount Global Bonus Deferral Plan for Designated Senior Executives (fka ViacomCBS Bonus Deferral Plan for Designated Senior Executives) - Part A (as amended and restated as of October 1, 2021) (incorporated by reference to Exhibit 10(e) to the Quarterly Report on Form 10-Q of ViacomCBS Inc. for the quarter ended September 30, 2021) (File No. 001-09553)
4.9	Paramount Global Bonus Deferral Plan for Designated Senior Executives (fka ViacomCBS Bonus Deferral Plan for Designated Senior Executives) - Part B (as amended and restated as of October 1, 2021) (incorporated by reference to Exhibit 10(f) to the Quarterly Report on Form 10-Q of ViacomCBS Inc. for the quarter ended September 30, 2021) (File No. 001-09553)
4.10	Amendment No. 1 to the Paramount Global Bonus Deferral Plan for Designated Senior Executives (fka ViacomCBS Bonus Deferral Plan for Designated Senior Executives)*
5.1	Opinion of Shearman & Sterling LLP*
23.1	Consent of PricewaterhouseCoopers LLP, Independent Public Registered Accounting Firm for Paramount Global*
23.2	Consent of Shearman & Sterling LLP (included in Exhibit 5.1) *
24.1	Powers of Attorney*
107	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 7, 2022.

PARAMOUNT GLOBAL

By:	/s/ Christa A. D’Alimonte
Name: Christa A. D’Alimonte
Title: Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer
/s/ Robert M. Bakish	President, Chief Executive Officer and Director	October 7, 2022
Robert M. Bakish

Principal Financial and Accounting Officers
/s/ Naveen Chopra	Executive Vice President, Chief Financial Officer	October 7, 2022
Naveen Chopra
/s/ Katherine M. Gill-Charest	Executive Vice President, Controller & Chief Accounting Officer	October 7, 2022
Katherine M. Gill-Charest

Directors
*	Director	October 7, 2022
Candace K. Beinecke
*	Director	October 7, 2022
Barbara M. Byrne
*	Director	October 7, 2022
Linda M. Griego
*	Director	October 7, 2022
Robert N. Klieger
*	Director	October 7, 2022
Judith A. McHale
*	Director	October 7, 2022
Ronald L. Nelson

*	Director	October 7, 2022
Charles E. Phillips, Jr.
*	Non-Executive Chair of the Board of Directors	October 7, 2022
Shari E. Redstone
*	Director	October 7, 2022
Susan Schuman
*	Director	October 7, 2022
Nicole Seligman
*	Director	October 7, 2022
Frederick O. Terrell

*By:	/s/ Christa A. D’Alimonte
Christa A. D’Alimonte
Attorney-in-Fact